5 / 3   , 2007
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American Consumers, Inc.
55 Hannah Way
Rossville, GA  30741



Gentlemen:

This letter agreement amends and clarifies certain terms in the two Business Loan Agreements and related Promissory Notes being executed of even date herewith concerning that certain credit facility, not to exceed $980,000, being provided by Gateway Bank & Trust (the "Lender") to American Consumers, Inc. doing business as Shop Rite (the "Borrower"), consisting of:

     A) The Business Loan Agreement for a term loan in the amount of $180,000.00 (the "Term Loan Agreement"); and

     B) The Business Loan Agreement for a revolving line of credit in the maximum amount of $800,000.00 (the "Revolver Loan Agreement" and, together with the Term Loan Agreement, the "Loan Agreements").

Each of the Term Loan Agreement and the Revolver Loan Agreement are hereby modified as follows:

1. The paragraph entitled "Other Agreements" on page 2 of each of the Loan Agreements is hereby modified to read as follows:

     OTHER AGREEMENTS. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreement; provided, however, that this paragraph shall only apply to any such noncompliance or default that would materially, adversely affect Borrower's financial condition or properties.

2. The paragraph entitled "Adverse Change" on page 3 of each of the Loan Agreements is hereby modified to read as follows:

     ADVERSE CHANGE. A material adverse change occurs in Borrower's financial condition.


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Additionally, the first sentence of the paragraph entitled "Variable Interest
Rate" on the face of the Promissory Notes related to each of the Loan Agreements is hereby modified to read as follows:

          The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Wall Street Journal Prime Rate (the "Index").


By execution of this Letter Agreement below, each of the parties hereby agrees to and accepts the modifications to the terms of each of the Loan Agreements and their related Promissory Notes set forth herein, as of this 3rd day of May, 2007.


GATEWAY BANK & TRUST                AMERICAN CONSUMERS, INC.


By:     /s/ Shawn Rogers            By:     /s/ Michael A. Richardson
        ------------------                  ---------------------------

Name:   Shawn Rogers                Name:   Michael A. Richardson
        ------------------                  ---------------------------

Title:  Sr. Vice President          Title:   President
        ------------------                  --------------------------


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